EXHIBIT 24(b)(10)



                      CONSENT OF INDEPENDENT AUDITORS



   We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our reports dated January 28, 1999, with respect to the consolidated financial statements of Keyport Life Insurance Company, and March 12, 1999, with respect to the financial statements of Keyport Life Insurance Company - KMA Variable Account, included in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, No. 2-66388).


Boston, Massachusetts                               /s/Ernst & Young LLP
April 26, 1999